As filed with the Securities and Exchange Commission on December 22, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C&J Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1389	81-4808566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(713) 325-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Danielle Hunter

Executive Vice President, General Counsel, Chief

Risk & Compliance Officer and Corporate Secretary

3990 Rogerdale Rd.

Houston, Texas 77042

(713) 325-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen M. Gill

Michael S. Telle

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	4,419,993	—	$145,461,969.63	$18,110.02

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any stock dividend, split, combination or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock as of December 20, 2017, as reported on the NYSE.
(3)	Calculated in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 16, 2016, an order (the “Confirmation Order”) confirming the plan of reorganization (the “Plan”) of our Predecessor (as defined below) and certain of its subsidiaries (collectively with our Predecessor, the “Predecessor Companies”) was entered by the United States Bankruptcy Court for the Southern District of Texas, Houston Division. On January 6, 2017 (the “Plan Effective Date”), the Predecessor Companies substantially consummated the Plan and emerged from their Chapter 11 cases (the “Chapter 11 Cases” or “bankruptcy”). As part of the transactions undertaken pursuant to the Plan, effective on the Plan Effective Date, the Predecessor’s equity was cancelled and the Predecessor transferred all of its assets and operations to us. As a result, we are the successor issuer to our Predecessor for purposes of and pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless the context requires otherwise or unless otherwise noted, all references in this Registration Statement to:

•	the “Company” refer to C&J Energy Services, Inc. and its subsidiaries;

•	our “Predecessor” refer to C&J Energy Services Ltd.;

•	“we,” “our,” “us” or like terms refer, after the consummation of the Plan, to the Company and, prior to the consummation of the Plan, to our Predecessor and its business, assets and operations that were contributed to the Company in connection with the consummation of the Plan; and

•	“GSO,” “Solus” and “BlueMountain” each refer to GSO Capital Solutions Fund II (Luxembourg) S.a.r.l., Solus Alternative Assets Management LP and BlueMountain Capital Management, LLC, respectively, together with certain entities or accounts associated with and/or managed by each of them.

Unless otherwise noted or the context otherwise requires, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Plan Effective Date, contained or incorporated by reference herein, reflect the actual historical consolidated results of operations and financial condition of our Predecessor for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby, including the adoption of “fresh-start” accounting. In accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification 852, “Reorganizations,” we applied fresh-start accounting in our financial statements commencing with our financial statements as of and for the three month period ended March 31, 2017. This dramatically impacted 2017 first quarter operating results as certain pre-bankruptcy debts were discharged in accordance with the Plan immediately prior to our emergence from bankruptcy and assets and liabilities will be adjusted to their fair values upon emergence. As a result, our financial information subsequent to emergence from bankruptcy is not comparable to that of our Predecessor prior to emergence. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise suggested by the context, all other information contained herein relates to the Company following the Plan Effective Date.

[The information in this prospectus is not complete and may be changed. Securities may not be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2017

4,419,993

C&J ENERGY SERVICES, INC.

Common Stock

This prospectus relates to the resale of an aggregate of 4,419,993 shares of common stock, par value $0.01 per share, of C&J Energy Services, Inc. The shares of common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholders may offer and sell these securities on a delayed or continuous basis through one or more underwriters, dealers or agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The selling stockholders will be responsible for any commissions, fees and discounts attributable to the sale of the shares due to brokers, dealers or agents. We will be responsible for all costs, expenses and fees in connection with the registration of the shares. We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. The selling stockholders will receive all of the net proceeds from the sale of the common stock covered by this prospectus.

We are registering the shares of our common stock covered by this prospectus for sale by the selling stockholders named below pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), which we entered into on October 25, 2017 with Caymus Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company (“Merger Sub”), O-Tex Holdings, Inc., a Texas corporation (“O-Tex”), the stockholders of O-Tex (the “Stockholders”), and O-Tex Sellers Representative LLC, a Delaware limited liability company, in its capacity as representative of the Stockholders (the “Stockholders’ Representative”), pursuant to which Merger Sub merged with and into O-Tex (the “Merger”), with O-Tex surviving the Merger, and immediately thereafter, O-Tex merged with and into another wholly owned direct subsidiary of the Company (together with the Merger and the other transactions contemplated by the Merger Agreement, the “O-Tex Transactions”). The O-Tex Transactions closed on November 30, 2017. For additional information regarding the O-Tex Transactions, see “Description of Capital Stock—Merger Agreement.”

Each selling stockholder is a party to a lock-up agreement prohibiting the sale of its shares until February 28, 2018 without our prior written consent. See “Selling Stockholders.”

This prospectus describes the general terms of the securities and the general manner in which the selling stockholders will offer the securities. The specific terms of any offering of the securities may be included in a supplement to this prospectus. The prospectus supplement may describe the specific manner in which the selling stockholders will offer the securities and may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the NYSE under the trading symbol “CJ.” The last reported sale price of our common stock on December 20, 2017 was $33.14 per share.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus and in any applicable prospectus supplement and in the documents incorporated herein or therein before you make any investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any prospectus supplement or document incorporated by reference is accurate as of any date other than the date of such prospectus supplement or document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, the selling stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholders. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things, the impact of our emergence from bankruptcy on our business and relationships, future sales of or the availability for future sale of substantial amounts of our common stock, including the exercise of outstanding Warrants, our business strategy and our financial strategy.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following:

•	a decline in demand for our services, including due to declining commodity prices, overcapacity and other competitive factors affecting our industry;

•	the cyclical and volatile nature of the oil and gas industry, which impacts the level of drilling, completion and production activity and spending patterns by E&P companies;

•	a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity;

•	pressure on pricing for our core services, including due to competition and industry and/or economic conditions, which may impact, among other things, our ability to implement price increases or maintain pricing on our core services;

•	the loss of, or interruption or delay in operations by, one or more significant customers;

•	the failure to pay amounts when due, or at all, by one or more significant customers;

•	changes in customer requirements in the markets we serve;

•	costs, delays, regulatory compliance requirements and other difficulties in executing our long-term growth strategy;

•	the effects of future acquisitions on our business, including the O-Tex Transactions, including our ability to successfully integrate our operations and the costs incurred in doing so;

•	business growth outpacing the capabilities of our infrastructure;

•	adverse weather conditions in oil or gas producing regions;

•	the effect of environmental and other governmental regulations on our operations, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our hydraulic fracturing services;

•	the incurrence of significant costs and liabilities resulting from litigation;

•	the incurrence of significant costs and liabilities or severe restrictions on our operations or the inability to perform certain operations resulting from a failure to comply, or our compliance with, new or existing regulations;

•	the loss of, or inability to attract, key management and other competent personnel;

•	a shortage of qualified workers;

•	the loss of, or interruption or delay in operations by, one or more of our key suppliers;

•	operating hazards inherent in our industry, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage;

•	accidental damage to or malfunction of equipment;

•	uncertainty regarding our ability to improve our operating structure, financial results and profitability and to maintain relationships with suppliers, customers, employees and other third parties following emergence from bankruptcy and other risks and uncertainties related to our recent emergence from bankruptcy;

•	our ability to maintain sufficient liquidity and/or obtain adequate financing to allow us to execute our business plan;

•	our ability to comply with covenants under our revolving credit facility; and

•	other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), and our Quarterly Reports on Form 10-Q under the heading “Risk Factors.”

For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled “Risk Factors” in this prospectus, in our Annual Report, our Quarterly Reports on Form 10-Q and in any applicable prospectus supplement and in the documents incorporated by reference. Should one or more of these known material risks occur, or should the underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT C&J ENERGY SERVICES, INC.

We are a leading provider of well construction and intervention, well completion, well support and other complementary oilfield services to oil and gas exploration and production companies. We offer a comprehensive suite of services throughout the life cycle of the well, including fracturing, cased-hole wireline and pumping, cementing, coiled tubing, directional drilling, rig services, fluids management, artificial lift and other well support services. We are headquartered in Houston, Texas and operate across all active onshore basins of the continental United States.

Our principal executive offices are located at 3990 Rogerdale Rd., Houston, Texas 77042 and our main telephone number is (713) 325-6000.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors and all other information included in, or incorporated by reference into, this prospectus, including those described in our Annual Report, our Quarterly Reports on Form 10-Q and other reports and documents that we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, any applicable prospectus supplement and the documents we incorporate by reference.

Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline, and you could lose all or part of your investment. The risks incorporated by reference in this prospectus or contained in any prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us incorporated by reference in this prospectus. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All shares of common stock offered under this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain all future earnings for the development and growth of our business, and we do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. Payments of dividends, if any, will be at the discretion of our board of directors (the “Board”) and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our Board. Additionally, covenants contained in our credit agreement restrict the payment of cash dividends on our common stock.

SELLING STOCKHOLDERS

The selling stockholders named below may offer and sell from time to time up to an aggregate of 4,419,993 shares of our common stock. The term “selling stockholders” includes the stockholders listed in the table below as well as their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling stockholder’s interest.

We are registering these 4,419,993 shares of our common stock for sale by the selling stockholders named below pursuant to the Merger Agreement, which we entered into on October 25, 2017 with Merger Sub, O-Tex, the Stockholders, and the Stockholders’ Representative, and pursuant to which the O-Tex Transactions occurred. The O-Tex Transactions closed on November 30, 2017. For additional information regarding the O-Tex Transactions, see “Description of Capital Stock—Merger Agreement.”

The following table sets forth information as of the date of this prospectus by each selling stockholder regarding the beneficial ownership of shares of our common stock by each selling stockholder and the number of shares of our common stock that may from time to time be offered or sold pursuant to this prospectus by each selling stockholder. The percentage of shares of common stock beneficially owned by each selling stockholder before the offering is based on 68,520,361 shares of our common stock outstanding as of December 21, 2017. The information regarding shares beneficially owned after the offering by each selling stockholder assumes the sale of all shares of common stock offered by the selling stockholders and that the selling stockholders do not acquire any additional shares of common stock. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when required. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, each of the selling stockholders listed below is a party to a lock-up agreement prohibiting the sale of its shares of our common stock until February 28, 2018 without our prior written consent.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as described herein or under the filings which are incorporated by reference herein, none of the selling stockholders identified below nor any of their respective affiliates, officers, directors or principal equity holders (5% or more) has held any position or office with us or had any other material relationship with us during the past three years.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock That May Be Offered	Shares of Common Stock Beneficially Owned After this Offering
Name of Beneficial Owner	Number	%		Number	%
White Deer Energy L.P.(1) 700 Louisiana, Suite 4770 Houston, Texas 77002	2,619,034	3.8	2,619,034	—	*
White Deer Energy TE L.P.(1) 700 Louisiana, Suite 4770 Houston, Texas 77002	86,983	*	86,983	—	*
White Deer Energy FI L.P.(1) 700 Louisiana, Suite 4770 Houston, Texas 77002	93,688	*	93,688	—	*
SCIP Limited Partnership OTH, L.P.(2) 599 Lexington Avenue, 47th Floor New York, New York 10022	585,014	*	585,014	—	*
Sierra Nevada (Bermuda) L.P.(3) 599 Lexington Avenue, 47th Floor New York, New York 10022	65,370	*	65,370	—	*

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock That May Be Offered	Shares of Common Stock Beneficially Owned After this Offering
Name of Beneficial Owner	Number	%		Number	%
DoLittle Partners, L.P.(4) 434 Oak Street Graham, Texas 76450	166,485	*	166,485	—	*
Shores Family Properties, LLC(5) 24130 State Highway 76 Ratliff City, Oklahoma 73481	166,485	*	166,485	—	*
Fargo, L.L.C.(6) 5749 NW 132nd Street Oklahoma City, Oklahoma 73142	166,485	*	166,485	—	*
Dreamer Capital, L.L.C.(7) 7303 N. Highway 81 Duncan, Oklahoma 73533	166,485	*	166,485	—	*
DOKA, L.L.C.(8) 7303 N. Highway 81 Duncan, Oklahoma 73533	166,485	*	166,485	—	*
John Leffler 7303 N. Highway 81 Duncan, Oklahoma 73533	18,992	*	18,992	—	*
Doug Rather 7303 N. Highway 81 Duncan, Oklahoma 73533	18,992	*	18,992	—	*
Brent Barbour 1420 Lanham Street Midland, Texas 79701	7,363	*	7,363	—	*
JBR Family Resources, LP(9) 1420 Lanham Street Midland, Texas 79701	29,449	*	29,449	—	*
Jesse Ulate 2724 Palo Verde Odessa, Texas 79762	30,165	*	30,165	—	*
James Brent Hattenbach 5606 Hataway Midland, Texas 79706	30,165	*	30,165	—	*
Ben A. Guill 700 Louisiana, Suite 4770 Houston, Texas 77002	531	*	531	—	*
Sandy Vaughan 6118 Crab Orchard Rd. Houston, Texas 77057	1,291	*	1,291	—	*
James K. Meneely III 700 Louisiana, Suite 4770 Houston, Texas 77002	531	*	531	—	*
Total	4,419,993	6.5	4,419,993	—	*

*	Less than 1%.
(1)

According to information provided by each of White Deer Energy L.P., White Deer Energy TE L.P. and White Deer FI L.P. (collectively, the “White Deer Entities”), (i) White Deer Energy L.P. may be deemed to be the beneficial owner of a total of 2,619,034 shares of our common stock, (ii) White Deer Energy TE L.P. may be deemed to be the beneficial owner of a total of 86,983 shares of our common stock, and (iii) White

Deer Energy FI L.P. may be deemed to be the beneficial owner of a total of 93,688 shares of our common stock. Edelman & Guill Energy L.P. is the general partner of the White Deer Entities, Edelman & Guill Energy Ltd. is the general partner of Edelman & Guill Energy L.P., and Thomas J. Edelman and Ben A. Guill are the directors of Edelman & Guill Energy Ltd. Accordingly, each of Edelman & Guill Energy Ltd., Edelman & Guill Energy L.P. and Messrs. Edelman and Guill may be deemed to control the decisions of the White Deer Entities. Each of Edelman & Guill Energy Ltd., Edelman & Guill Energy L.P. and Messrs. Edelman and Guill disclaim any such beneficial ownership.
(2)	According to information provided by SCIP Limited Partnership OTH, L.P., SCIP Limited Partnership OTH, L.P. may be deemed to be the beneficial owner of a total of 585,014 shares of our common stock. SCIP Apex OTH, LLC is the general partner of SCIP GenPar GP OTH, L.P., which is the general partner of SCIP GenPar OTH, L.P., which is the general partner of SCIP Limited Partnership OTH, L.P. Clive R. Holmes is the sole member of SCIP Apex OTH, LLC. Each of SCIP Apex OTH, LLC, SCIP GenPar GP OTH, L.P., SCIP GenPar OTH, L.P., and Mr. Holmes may also be deemed to beneficially own the shares held by SCIP Limited Partnership OTH, L.P.
(3)	According to information provided by Sierra Nevada (Bermuda) L.P., Sierra Nevada (Bermuda) L.P. may be deemed to be the beneficial owner of a total of 65,370 shares of our common stock. The general partner of Sierra Nevada (Bermuda) L.P. is Aguila Ltd. The shares of common stock owned by Sierra Nevada (Bermuda) L.P. may be deemed to be beneficially owned by Aguila Ltd.
(4)	According to information provided by DoLittle Partners, L.P., DoLittle Partners, L.P. may be deemed to be the beneficial owner of a total of 166,485 shares of our common stock. The general partner of DoLittle Partners, L.P. is DoLittle Investments, LLC, the president of which is Jack Little. The shares of common stock owned by the selling stockholder may be deemed to be beneficially owned by DoLittle Investments, LLC and Mr. Little.
(5)	According to information provided by Shores Family Properties, LLC, Shores Family Properties, LLC may be deemed to be the beneficial owner of a total of 166,485 shares of our common stock. Mike Shores is the managing member of Shores Family Properties, LLC. The shares of common stock owned by Shores Family Properties, LLC may be deemed to be beneficially owned by Mr. Shores.
(6)	According to information provided by Fargo, L.L.C., Fargo, L.L.C. may be deemed to be the beneficial owner of a total of 166,485 shares of our common stock. Colley Andrews is the managing member of Fargo, L.L.C. The shares of common stock owned by Fargo, L.L.C. may be deemed to be beneficially owned by Mr. Andrews.
(7)	According to information provided by Dreamer Capital, L.L.C., Dreamer Capital, L.L.C. may be deemed to be the beneficial owner of a total of 166,485 shares of our common stock. John Leffler is the managing member of Dreamer Capital, L.L.C. The shares of common stock owned Dreamer Capital, L.L.C. may be deemed to be beneficially owned by Mr. Leffler.
(8)	According to information provided by DOKA, L.L.C., DOKA, L.L.C. may be deemed to be the beneficial owner of a total of 166,485 shares of our common stock. Doug Rather is the managing member of DOKA, L.L.C. The shares of common stock owned DOKA, L.L.C. may be deemed to be beneficially owned by Mr. Rather.
(9)	According to information provided by JBR Family Resources, LP, JBR Family Resources, LP may be deemed to be the beneficial owner of a total of 29,449 shares of our common stock. The general partner of JBR Family Resources, LP is JBR & Sons, LLC. The shares of common stock owned by JBR Family Resources, LP may be deemed to be beneficially owned by JBR & Sons, LLC.

DESCRIPTION OF CAPITAL STOCK

We were formed and our original Certificate of Incorporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on December 19, 2016. On the Plan Effective Date, pursuant to the Plan, the Predecessor Companies substantially consummated the Plan and emerged from bankruptcy. As part of the transactions undertaken pursuant to the Plan, (i) the Predecessor’s equity was cancelled, (ii) the Predecessor transferred all of its assets and operations to us and (iii) the Original Certificate of Incorporation was amended and restated pursuant to the authority granted to us under Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”) to put into effect and carry out the Plan. In addition, we filed our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of the State of Delaware and adopted new bylaws. We adopted our Amended and Restated Bylaws on November 7, 2017 (the “Bylaws”). On the Plan Effective Date, pursuant to the terms of the Plan, we issued an aggregate of 55,463,903 shares of its Common Stock to the Holders of Allowed Secured Lender Claims (as defined in the Plan). The address of our registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of our registered agent at such address is the Corporation Service Company.

We may engage in any lawful act or activity for which corporations may be organized under the DGCL. There have been no public takeover offers by third parties for our stock nor any public takeover offers by us for the stock of another company which have occurred during the last or current financial years.

The summary in this prospectus of the provisions of our Certificate of Incorporation and Bylaws does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our Certificate of Incorporation and Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Authorized Capitalization

The Certificate of Incorporation provides that we are authorized to issue 1,100,000,000 shares of capital stock, divided into two classes consisting of (a) 1,000,000,000 shares of common stock, par value $0.01 per share and (b) 100,000,000 shares of preferred stock, par value $0.01 per share. As of December 21, 2017, there were approximately 68,520,361 issued and outstanding shares of common stock and no shares of preferred stock issued and outstanding. All of the shares of common stock are fully paid. In addition, as of December 21, 2017, warrants to purchase up to 366,350 shares of our common stock were outstanding and immediately exercisable.

Pursuant to the Bylaws, subject to any resolution of the stockholders to the contrary and except as provided for by the Stockholders Agreement (as defined herein), the Board is authorized to issue any of our authorized but unissued capital stock.

Common Stock

Dividends

The Bylaws provide that the Board may from time to time declare, and we may pay, dividends (payable in cash, property or shares of our capital stock) on our outstanding shares of capital stock, subject to applicable law, the Certificate of Incorporation and the Stockholders Agreement.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors. The Bylaws provide that, subject to the terms of the Stockholders Agreement and to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors are determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Subject to the terms of the Stockholders Agreement, all other matters is determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the rules or regulations of any stock exchange applicable to us, the Certificate of Incorporation or the Bylaws, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Limitation on Issuance of Non-voting Equity Securities

The Certificate of Incorporation provides that we will not issue nonvoting equity securities; provided, however the foregoing restriction will (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is in compliance with Section 1123(a)(6) of the Bankruptcy Code.

Classified Board

The Certificate of Incorporation and Bylaws provide that the Board is classified into three classes of directors. There is no cumulative voting by stockholders in the election of directors.

Liquidation

Except as otherwise required by the Bylaws, the common stock will have all rights and privileges typically associated with such securities as set forth in the DGCL in relation to rights upon liquidation.

Other Rights

Except as provided for by the Stockholders Agreement, the holders of common stock do not have preemptive rights to purchase shares of the common stock, or redemption, conversion or sinking fund rights. Except as provided for by the Stockholders Agreement, the rights, preferences and privileges of holders of common stock will be subject to the rights, preferences and privileges of the holders of any shares of preferred stock that we may issue in the future.

Blank Check Preferred Stock

Except as provided for by the Stockholders Agreement, under the terms of the Certificate of Incorporation, the Board has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be approved by the Board.

The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire control of the Company, or could adversely affect the rights of our common stockholders by restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Merger Agreement

On October 25, 2017, we entered into the Merger Agreement with O-Tex, the Stockholders, the Stockholders’ Representative, and Merger Sub, pursuant to which the O-Tex Transactions occurred. The O-Tex Transactions closed on November 30, 2017.

On the terms and subject to the conditions set forth in the Merger Agreement, each holder of (i) outstanding common stock, par value $0.01 per share, of O-Tex (the “O-Tex Common Stock”), (ii) Series A Preferred Stock, par value $0.01 per share, of O-Tex (the “Series A Preferred Stock”), and (iii) Series B Preferred Stock, par value $0.01 per share, of O-Tex (together with the Series A Preferred Stock and the O-Tex Common Stock, the “O-Tex Shares”) had its O-Tex Shares (excluding any O-Tex Shares held in the treasury of O-Tex or held by the Company or Merger Sub immediately prior to the effective time of the Merger) converted into the right to receive (without interest) such Stockholder’s pro rata portion of 4,419,993 shares of our common stock.

Registration Rights

Under the Merger Agreement, we agreed to use commercially reasonable efforts to file with the SEC a resale registration statement pursuant to Rule 415 of the Securities Act no later than 30 days following the closing of the O-Tex Transactions that registers for resale the registrable securities owned by the selling stockholders. We also agreed to use commercially reasonable efforts to maintain the effectiveness of the registration statement for a period of three years following the date the registration statement was declared effective.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that could make it more difficult to acquire control of us by means of a tender offer, open market purchases, a proxy contest or otherwise. We expect that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Classified Board of Directors

The Certificate of Incorporation and Bylaws provide that the Board is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Removal

Under the DGCL, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause (see our Bylaws for what circumstances may constitute “cause”). The Certificate of Incorporation provides that, subject to the terms of the Stockholders Agreement, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all of our outstanding securities generally entitled to vote in the election of directors, voting together as a single class.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three year period following the time the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions stockholders may otherwise deem to be in their best interests.

The Certificate of Incorporation provides that Ascribe Capital LLC, any fund or account managed by BlueMountain, GSO, Solus, any Holder or any of their respective affiliates, related funds or successors or any “group”, or any member of any such group, to which any of such persons are a party under Rule 13d-5 of the Exchange Act, do not constitute “interested stockholders” for purposes of this provision.

Special Meetings of Stockholders

Our Bylaws provide that, except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders may be called only by the Board. The holders of a majority of the shares of stock entitled to vote shall constitute a quorum on the matter for which such meeting is called.

No Action by Written Consent

The Certificate of Incorporation and Bylaws provide that at any time after the termination of the Stockholders Agreement in accordance with its terms, all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting by stockholders in the election of directors.

Advance Notice Procedure

The Bylaws state that if notice is provided for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting (or any supplement thereto).

Authorized but Unissued Shares

Under Delaware law, our authorized but unissued shares of common stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporation acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Corporate Opportunities

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain non-employee directors, and that, to the fullest extent permitted by law, such persons will have no duty to refrain from engaging in any transaction or matter that may be a corporate or business opportunity or offer a prospective economic or competitive advantage in which we or any of our affiliates could have an interest or expectancy, or otherwise competing with us or our affiliates (a “Corporate Opportunity”). In addition, to the fullest extent permitted by law, in the event any non-employee director acquires knowledge of a Corporate Opportunity, such director will have no duty to communicate or present such Corporate Opportunity to us or any of our affiliates. The Certificate of Incorporation does not renounce interest in any Corporate Opportunity that is expressly offered to a non-employee director solely in his capacity as a director of the Company. A business or other opportunity will not be deemed to be a potential Corporate Opportunity for us if it is an opportunity that we are not able or permitted to undertake, is not in line with our business or is an opportunity in which we have no interest or reasonable expectancy.

Amendments

The Certificate of Incorporation further provides that holders of at least 66 2/3% of the votes of our outstanding voting stock may adopt, amend or repeal our Bylaws, provided that any amendment of the Bylaws by the stockholders will require approval of the Holders to the extent required by the Stockholders Agreement. The Certificate of Incorporation also confers on the Board the power to adopt, amend or repeal the Bylaws, subject to the Stockholders Agreement.

Annual Meetings and Election of Directors

The Certificate of Incorporation provides that our stockholders may act at an annual meeting of stockholders. The Certificate of Incorporation provides that, subject to the Stockholders Agreement, the stockholders have the right to elect a number of directors to be designated as directors. So long as the Holders are entitled to designate persons for nomination as directors pursuant to the Stockholders Agreement, the Board will consist of seven directors unless a different number is approved by the Holders pursuant to the Stockholders Agreement. Subject to the Stockholders Agreement, a vacancy on the Board may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the director in which the vacancy occurred.

Limitation on Liability of Directors and Officers

The Certificate of Incorporation limits liability of directors to the fullest extent that the DGCL or any other law of the State of Delaware, as the same exists or may be amended, permits the limitation or elimination of the liability of directors and provides that no person who is or was a director of the Company will be personally liable to us or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, with certain exceptions, the Bylaws require that we indemnify our directors and officers to the fullest extent authorized or permitted by applicable law and that we pay such expenses in advance. We also expect to maintain directors’ and officers’ liability insurance. We believe that these indemnifications provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit us and our stockholders.

Warrants

On the Plan Effective Date, by operation of the Plan, we entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, which provides for the Company’s issuance of up to 1,180,083 Warrants to former holders of interests in the Predecessor Companies on the Plan Effective Date and up to 2,360,166 Warrants to the Unsecured Claims Representative (as defined in the Plan) for the benefit of the former holders of Unsecured Creditor Claims (as defined in the Plan) (the “Warrants”) after the Plan Effective Date in accordance with the terms of the Plan, the Confirmation Order, the Unsecured Creditor Agreement (as defined in the Plan) and the Warrant Agreement. All Warrants issuable to the Unsecured Claims Representative (as defined in the Plan) under the Warrant Agreement have been issued.

The Warrants are exercisable from the date of issuance until 5:00 p.m., New York City time, on January 6, 2024. The Warrants are initially exercisable for one share of common stock per Warrant at an initial exercise price of $27.95 per Warrant (the “Exercise Price”).

No Rights as Stockholders

Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive dividends, to receive notice as a stockholder with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholder unless, until and only to the extent such holder becomes a holder of record of shares of common stock issued upon settlement of Warrants.

Adjustments

The number of shares of common stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time upon the occurrence of certain events including: (1) the issuance of shares of common stock as a dividend or distribution to all or substantially all holders of shares of common stock, or a subdivision or combination of common stock; (2) the issuance to all or substantially all holders of common stock of rights, options or warrants entitling them for a period expiring 45 calendar days or less from the date of announcement of such issuance to purchase shares of common stock at a price per share that is less than the average of the Trading Day Closing Sale Prices (as defined in the Warrant Agreement) of common stock for the ten consecutive Trading Day (as defined in the Warrant Agreement) period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; and (3) the issuance as a dividend or distribution to all or substantially all holders of common stock of (i) shares of the Company’s Capital Stock (as defined in the Warrant Agreement) (other than common stock), (ii) evidences of the Company’s indebtedness, (iii) other assets or property of the Company, (iv) rights, options or warrants to purchase the Company’s securities or (v) cash (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or related to a Reorganization (as defined below)).

Deemed Liquidation Event

All Warrants outstanding as of the close of business on the Trading Day immediately preceding the day on which a Deemed Liquidation Event (as defined in the Warrant Agreement) occurs (the “Automatic Exercise Time”) shall be deemed exercised upon the occurrence of such Deemed Liquidation Event and settled as set forth in the Warrant Agreement. Each person in whose name any shares of common stock are issued as a result of an automatic exercise triggered by a Deemed Liquidation Event shall for all purposes be deemed to have become the holder of record of such shares as of the Automatic Exercise Time.

Reorganization Event

Upon the occurrence of (i) any recapitalization, reclassification or change of the common stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger, combination or similar transaction involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s subsidiaries substantially as an entirety, or (iv) any statutory share exchange, other than a Deemed Liquidation Event (a “Reorganization”), each holder of Warrants will have the right to receive, upon exercise of a Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the Net Share Amount (as defined below) would have owned or been entitled to receive in connection with such Reorganization.

Net Share Settlement

The Warrants will be net share settled, meaning that a holder of Warrants shall be entitled to exercise the Warrant such that no payment will be required in connection with such exercise. Upon settlement, we shall deliver, without any payment therefor, a number of shares of common stock (the “Net Share Amount”) equal to (i)(a) the number of Warrants being exercised, multiplied by (b) the Warrant Share Number as of the exercise date (as defined in the Warrant Agreement), multiplied by (ii)(a) the Fair Market Value (as defined in the Warrant Agreement) of one share of common stock as of the exercise date, minus (b) the Exercise Price as of the exercise date, divided by (iii) the Fair Market Value of one share of common stock as of the exercise date.

This summary of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock and the Warrants is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

The selling stockholders (as well as their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling stockholder’s interest) may sell, transfer or otherwise dispose of all or a portion of the securities covered by this prospectus from time to time, in one or more or a combination of the following transactions or by any other legally available means:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions or in other ways not involving market makers or established trading markets;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	by loan or by pledge to secured debts and other obligations;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	“at the market” or through market makers or into an existing market for the shares; or

•	any other method permitted pursuant to applicable law.

In connection with sales of the common stock or otherwise, the selling stockholders may (A) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging positions they assume, (B) sell the common stock short and deliver the common stock to close out short positions, (C) loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock, or (D) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus. The selling stockholders may distribute all or a portion of the common stock covered by this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements of C&J Energy Services, Ltd. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto. Copies of the registration statement and other materials we file with the SEC may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549, or may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information that is filed through the SEC’s EDGAR System. The website can be accessed at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017, and September 30, 2017; and

•	Our Current Reports on Form 8-K filed with the SEC on each of January 6, 2017, January 9, 2017, January 13, 2017, February 6, 2017, March 7, 2017, March 20, 2017, April 7, 2017, April 11, 2017, May 5, 2017, August 18, 2017, October 26, 2017, November 9, 2017, December 1, 2017, and December 19, 2017.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

C&J Energy Services, Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

Attention: Investor Relations

Telephone: (713) 260-9986

Email: investors@cjenergy.com

We also maintain a website at www.cjenergy.com. However, the information contained in or accessible from our corporate website is not incorporated into this prospectus.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		$18,110.02
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Rating agency fees	$	*
Miscellaneous	$	*
TOTAL		$18,110.02

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following documents are filed as exhibits to this registration:

Exhibit	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of October 25, 2017, among C&J Energy Services, Inc., Caymus Merger Sub, Inc., O-Tex Holdings, Inc., O-Tex Sellers Representative LLC and the Stockholders set forth therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on October 26, 2017 (File No. 001-38023)).

2.2	Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 15, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by C&J Energy Services Ltd. on December 22, 2016 (File No. 000-55404)).

3.1	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

Exhibit	Exhibit Title

3.2	Amended and Restated Bylaws of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2017 (File No. 001-38023)).

3.3	Certificate of Elimination of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2017 (File No. 001-38023)).

4.1	Warrant Agreement, dated as of January 6, 2017, by and between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.2	Stockholders Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.3	Amendment No. 1 to Stockholders Agreement, dated as of February 27, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2017 (File No. 000-55404)).

4.4	Registration Rights Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.5	Rights Agreement, dated as of January 6, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc. as Exhibit A, the Summary of Terms of Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 9, 2017 (File No. 000-55404)).

4.6	Amendment No. 1 to the Rights Agreement, dated as of November 7, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2017 (File No. 001-38023)).

*4.7	Form of Lock-Up Agreement.

*5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

*24.1	Power of Attorney (included in the signature page hereto).

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.

(b) Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c) Reports, Opinions, and Appraisals

The following reports, opinions and appraisals are included herein: None.

Item 17.	Undertakings.

(a)

(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) The undersigned registrant hereby undertakes, that for the purpose of determining any liability under the Securities Act, that each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant undertakes that for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of October 25, 2017, among C&J Energy Services, Inc., Caymus Merger Sub, Inc., O-Tex Holdings, Inc., O-Tex Sellers Representative LLC and the Stockholders set forth therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on October 26, 2017 (File No. 001-38023)).

2.2	Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 15, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by C&J Energy Services Ltd. on December 22, 2016 (File No. 000-55404)).

3.1	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

3.2	Amended and Restated Bylaws of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2017 (File No. 001-38023)).

3.3	Certificate of Elimination of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2017 (File No. 001-38023)).

4.1	Warrant Agreement, dated as of January 6, 2017, by and between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.2	Stockholders Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.3	Amendment No. 1 to Stockholders Agreement, dated as of February 27, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2017 (File No. 000-55404)).

4.4	Registration Rights Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.5	Rights Agreement, dated as of January 6, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc. as Exhibit A, the Summary of Terms of Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 9, 2017 (File No. 000-55404)).

4.6	Amendment No. 1 to the Rights Agreement, dated as of November 7, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2017 (File No. 001-38023)).

*4.7	Form of Lock-Up Agreement.

*5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

*24.1	Power of Attorney (included in the signature page hereto).

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, effective on December 22, 2017.

C&J ENERGY SERVICES, INC.

By:	/s/ Danielle Hunter
Name:	Danielle Hunter
Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Danielle Hunter and Donald Gawick, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below on December 22, 2017.

Name	Title

/s/ Donald Gawick Donald Gawick	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark Cashiola Mark Cashiola	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Patrick Murray Patrick Murray	Director and Chairman of the Board

/s/ Stuart Brightman Stuart Brightman	Director

/s/ John Kennedy John Kennedy	Director

/s/ Steven Mueller Steven Mueller	Director

/s/ Michael Roemer Michael Roemer	Director

/s/ Michael Zawadzki Michael Zawadzki	Director